Exhibit 99.1

Oncocyte Changes Name to Insight Molecular

Diagnostics Inc. (iMDx), Moves Headquarters to Nashville

●	New name aligns with mission to deliver precision biomarker-based testing for both transplant and oncology care

●	iMDx sponsoring GraftAssureIQ™ research-use-only kits at transplant labs globally

●	Exhibiting at European Society of Organ Transplantation (ESOT) conference in London, June 29 – July 2, 2025

NASHVILLE, Tenn., June 17, 2025 - Insight Molecular Diagnostics Inc. (“iMDx” or the “Company”), (Nasdaq: IMDX), formerly known as Oncocyte Corporation (Nasdaq: OCX), has announced its renaming and the relocation of its principal executive office from Irvine, California, to Nashville, Tennessee. The Company’s common stock, listed on the Nasdaq Capital Market, will begin trading under the new stock symbol “IMDX,” effective before the market opens on Wednesday, June 18, 2025.

The new name more accurately reflects the Company’s expanded strategic direction and diversified product portfolio. Although oncology remains a key area of innovation, the new name better reflects its expanded strategic direction and diversified portfolio, including a focus on transplant medicine.

The Company remains committed to its goal of delivering a clinically available molecular diagnostic kit to expand testing access for kidney transplant patients, which it anticipates will unlock value in the estimated $1 billion addressable market for transplant rejection testing. So far in 2025, iMDx believes it has made disciplined and focused progress toward this goal, executing the critical steps required to transition from product development to commercialization.

To support these efforts, iMDx is relocating its principal executive office from Irvine, California to Nashville, Tennessee – home to the Company’s CLIA-certified lab and a growing hub for healthcare innovation. The move reflects a strategic alignment of operations and proximity to both core infrastructure and industry talent. The Company also expects to maintain its laboratory and research and development center in Göttingen, Germany.

“We believe that iMDx is just getting started in its value-creation journey, and that these changes reflect our renewed priorities and focus,” iMDx Chief Financial Officer Andrea James said. “We believe the rebranding and design of the new logo symbolically support our aim to put doctors, laboratory technicians, and researchers at the center of what we do, to equip them with more diagnostic tools to better serve their patients.”

The new name leverages iMDx’s existing rights to the name Insight Genetics, which it acquired in 2020. In addition, the Company’s CLIA-certified and CAP-accredited lab in Nashville launched as “Insight Molecular Labs,” in 2013 and maintains that name today. The Company’s new iMDx logo features DNA banding patterns on the “i,” as well as a centered MD – for medical doctor, reflecting iMDx’s healthcare provider-centric philosophy. Further, “Dx” is a common industry abbreviation for both diagnostics and diagnosis.

“The new iMDx logo is more than a visual refresh – it’s a reflection of who we are and what we stand for,” said Julie Walker, Associate Director, Marketing at iMDx. “The vibrant, data-inspired design within the ‘i’ represents the molecular complexity we decode every day, while the bold, modern typography speaks to our clarity, precision, and trust. At the heart of the logo is ‘MD’ – a deliberate reminder that medical professionals, researchers, and the patients they serve are at the center of everything we do. This new identity captures our mission to provide deep insights through science, and empower better decisions in transplant care, oncology, and beyond.”

Booth Exhibition at ESOT in London

The Company will be exhibiting at the European Society for Organ Transplantation (ESOT) Congress in London in late June 2025.

Attendees are invited to visit the iMDx booth (D46) to learn more about its GraftAssureIQ™ pilot site program, which is a research-use-only (“RUO”) pilot initiative designed to support transplant centers engaged in cutting-edge R&D.

Through this program, iMDx is partnering with leading institutions to accelerate scientific discovery in transplant medicine and generate real-world insights using its donor-derived cell-free DNA (dd-cfDNA) testing technology.

The Company encourages research institutions to stop by to explore collaboration opportunities and see how GraftAssureIQ has the potential to advance their respective center’s research goals.

Updated Product Mapping

As part of the rebranding initiative, iMDx is also retiring the VitaGraft name and unifying its transplant diagnostics under the GraftAssure™ brand. The updated nomenclature will better align with each product’s regulatory classification and intended use:

GraftAssureCore – The Company’s lab-developed test (LDT), currently reimbursed by CMS and performed at its CLIA-certified laboratory in Nashville.

GraftAssureIQ – An RUO kit intended for non-clinical applications and clearly labeled as such.

GraftAssureDx – The in vitro diagnostic (IVD) kit currently in development for use in clinical decision-making, which the Company intends to submit for FDA authorization.

Summary:

●	VitaGraft Kidney (LDT) → GraftAssureCore
●	GraftAssure (RUO) Kit → GraftAssureIQ
●	VitaGraft+ (IVD) Kit → GraftAssureDx

These changes mark an important milestone in the Company’s evolution and reflect a broader mission: to democratize access to high-quality, molecular diagnostic testing that improves patient outcomes.

About Insight Molecular Diagnostics Inc.

Insight Molecular Diagnostics Inc., or iMDx (formerly Oncocyte Corporation), is a pioneering diagnostics technology company whose mission is to democratize access to novel molecular diagnostic testing to improve patient outcomes. Investors may visit https://investors.imdxinc.com/ for more information.

The Company’s flagship technology quantifies a molecular biomarker known as donor-derived cell-free DNA (dd-cfDNA). The Company’s scientists in Germany and the U.S. have played a critical role over the past decade in developing the science that helped establish dd-cfDNA as a trusted biomarker of transplant rejection, and the Company is now in the process of commercializing that technology using what it believes to be a market disruptive approach.

Per recent rebranding announcements, GraftAssure is becoming the umbrella brand for the Company’s dd-cfDNA test portfolio. The Company is in the process of rebranding its VitaGraft assay (also known as VitaGraft Kidney), which is a lab developed test, under the name GraftAssureCore. For purposes of this press release, references to “GraftAssureCore” shall be deemed to include the test previously marketed as VitaGraft. The Company is also in the process of rebranding its RUO test kit, GraftAssure, as “GraftAssureIQ,” and rebranding its future in-vitro diagnostic (IVD) test kit as “GraftAssureDx.”

iMDx™, GraftAssureCore™, GraftAssureIQ™, GraftAssureDx™, and VitaGraft™ are trademarks of Insight Molecular Diagnostics Inc.

Forward-Looking Statements

Any statements that are not historical fact (including, but not limited to, statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates,” “may,” and similar expressions) are forward-looking statements. These statements include those pertaining to, among other things, the Company’s commercial progress, including its plans to bring its first clinical molecular diagnostic test kit to market and unlocking value in the estimated $1 billion addressable market for transplant rejection testing, the Company’s anticipated FDA submissions, upcoming exhibits, rebranding efforts, and other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of diagnostic tests or products, uncertainty in the results of clinical trials or regulatory approvals, the capacity of the Company’s third-party supplied blood sample analytic system to provide consistent and precise analytic results on a commercial scale, potential interruptions to supply chains, the need and ability to obtain future capital, maintenance of intellectual property rights in all applicable jurisdictions, obligations to third parties with respect to licensed or acquired technology and products, the need to obtain third party reimbursement for patients’ use of any diagnostic the Company or its subsidiaries commercialize in applicable jurisdictions, and risks inherent in strategic transactions such as the potential failure to realize anticipated benefits, legal, regulatory or political changes in the applicable jurisdictions, accounting and quality controls, potential greater than estimated allocations of resources to develop and commercialize technologies, or potential failure to maintain any laboratory accreditation or certification. Actual results may differ materially from the results anticipated in these forward-looking statements and accordingly such statements should be evaluated together with the many uncertainties that affect the business of the Company, particularly those mentioned in the “Risk Factors” and other cautionary statements found in the Company’s Securities and Exchange Commission (SEC) filings, which are available from the SEC’s website. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they were made. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Investor Contact:

Doug Farrell

LifeSci Advisors LLC

dfarrell@lifesciadvisors.com